EXHIBIT 23(a)

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Cavalier Homes, Inc. on Form S-8 of our report dated March 1, 1996, (March 14, 1996 as to the amendment to the Credit Facility described in Note 5) appearing in the Annual Report on Form 10-K of Cavalier Homes, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


Deloitte & Touche LLP



Birmingham, Alabama
June 20, 1996













                                       14